Exhibit 99.2

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

JUNE 30, 2013 AND 2012

TABLE OF CONTENTS

Financial Statements:

Combined Balance Sheets (Unaudited)	2

Combined Statements of Operations (Unaudited)	3

Combined Statements of Cash Flows (Unaudited)	4

Notes to Combined Financial Statements (Unaudited)	5 – 9

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED BALANCE SHEETS (UNAUDITED)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash	$87,353	$181,188
Accounts receivable, net	450,496	413,635
Prepaid expenses and other current assets	2,857	13,065

Total current assets	540,706	607,888

Property and equipment, net	129,533	137,774

Other assets:
Software development costs, net	74,466	85,104
Marketing sales leads, net	—	506,660
Intangible asset, net	19,167	21,667

Total other assets	93,633	613,431

Total assets	$763,872	$1,359,093

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable and accrued expenses	$330,496	$194,719
Deferred commission revenue	834,186	355,149
Investor advance	1,500,000	—

Total current liabilities	2,664,682	549,868

Commitments and contingencies

Stockholders’ (deficiency) equity:
Common stock, no par value, 100,001,100 shares authorized, issued and outstanding	29,822	29,822
Paid in capital	63,010	63,010
Accumulated deficit	(1,993,642)	716,393

Total (stockholders’ deficiency) stockholders’ equity	(1,900,810)	809,225

Total liabilities and (stockholders’ deficiency)(stockholders’ equity)	$763,872	$1,359,093

See accompanying notes to combined financial statements and independent accountants’ compilation report.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

	2013	2012

Net sales	$4,565,165	$4,325,550

Cost of sales:
Agent compliance costs	52,630	30,235
Commission expense	407,663	292,811
Marketing sales leads	736,682	705,238

Total cost of sales	1,196,975	1,028,284

Gross profit	3,368,190	3,297,266

Operating expenses:
Rent	70,002	57,570
Depreciation	12,665	10,295
Amortization	13,138	11,471
Computer and hosting expenses	45,566	54,133
Telephone	58,659	81,518
Professional fees	69,674	99,069
General and administrative	123,492	104,161
Payroll and related expenses	1,095,713	1,277,906

Total operating expenses	1,488,909	1,696,123

Operating income	1,879,281	1,601,143

Net income	$1,879,281	$1,601,143

See accompanying notes to combined financial statements and independent accountants’ compilation report.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

	2013	2012

Cash Flows From Operating Activities:
Net income	$1,879,281	$1,601,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,803	21,766
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(36,861)	(90,348)
Prepaid expenses and other current assets	10,208	2,443
Increase (decrease) in:
Accounts payable and accrued expenses	28,067	(37,365)
Deferred commission revenue	(265,513)	411,958

Net cash provided by operating activities	1,640,985	1,909,597

Cash Flows From Investing Activities:
Purchases of property and equipment	(4,424)	(32,501)
Purchases of customer lists	—	(25,000)

Net cash used in investing activities	(4,424)	(57,501)

Cash Flows From Financing Activities:
Investor advance	1,500,000	—
Stockholders distributions	(3,230,396)	(1,931,321)

Net cash used in financing activities	(1,730,396)	(1,931,321)

Net decrease in cash	(93,835)	(79,225)

Cash, beginning of period	181,188	207,980

Cash, end of period	$87,353	$128,755

See accompanying notes to combined financial statements and independent accountants’ compilation report.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS

Sunrise Health Plans, Inc. and Affiliates consists of 3 separate legal entities which include Sunrise Health Plans, Inc., Sunrise Group Marketing, Inc. and Secured Software Solutions, Inc. (collectively, the “Company” or “Companies”). Sunrise Health Plans, Inc. markets and sells health, dental and life insurance products as an authorized agent of the contracted insurance carrier companies. The policies sold to its customers are underwritten by the contracted insurance carrier companies and Sunrise Health Plans, Inc. assumes no underwriting or insurance risk. Sunrise Group Marketing, Inc. primarily purchases and resells marketing sales leads to customers in the telemarketing and call center industry. Secured Software Solutions, Inc. licenses software internally designed and developed specific to the telemarketing and call center industry. The Companies are managed and controlled by identical parties, have similar majority ownership and conduct all of its administrative affairs from the same office location in Plantation, Florida. Accordingly, the financial statements of the Company are presented on a combined basis.

Sunrise Health Plans, Inc. was incorporated in the State of Florida on January 26, 2009 and has 100,000,000 authorized, issued and outstanding no par value common shares with equal voting rights. Sunrise Group Marketing, Inc. was incorporated in the State of Florida on May 26, 2010 as Sunrise Vacations, Inc. which was amended and changed to Sunrise Group Marketing, Inc. on August 25, 2010. Sunrise Group Marketing, Inc. has 1,000 authorized, issued and outstanding no par value common shares with equal voting rights. Secured Software Solutions, Inc. was incorporated in the State of Florida on January 5, 2011 and has 100 authorized, issued and outstanding no par value common shares with equal voting rights.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The combined financial statements include the financial position, results of operation, changes in stockholders’ equity and cash flows for the entities described in Note 1. All significant transactions and balances among the individual entities are eliminated in the combined financial statements.

The accompanying unaudited consolidated financial statements reflect all adjustments, consisting of only normal recurring items, which in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown. The results of operations for such periods are not necessary indicative of the results expected for the full year or for any future periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates include, among other items, assessing the collectability of receivables, useful lives and recoverability of both tangible and intangible assets, the adequacy of the provision for contingent liabilities and the reported amounts of revenues and expenses during the reporting periods. Some of these estimates can be subjective and complex and, consequently, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company has no cash equivalents at June 30, 2013 and 2012.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash, accounts receivable and short-term payables. The Company believes that the carrying amounts approximate fair value, due to their short-term maturities.

Revenue recognition

The Company’s revenue consists of commissions earned for the sale of insurance policies, the sale of marketing leads and revenue from the licensing of the Company’s internally developed software.

Commissions are recognized when the purchase of the insurance policy has been internally verified and submitted to the insurance carrier, which usually occurs at the time of the sale. The Company does not collect any insurance premiums. All premiums are paid by the insured parties directly to the insurance carrier. The Company does not have any underwriting or insurance risk. Commission rates earned are agreed upon in advance with the respective insurance carrier and vary by carrier and the type of policy.

Certain insurance policies sold have a “chargeback” period which contractually requires the Company to refund pro-rated commission amounts to the insurance carrier if a policy is cancelled during the chargeback period, which usually ranges between six (6) to nine (9) months. Revenues for policies with a chargeback period are deferred and recognized ratably over the respective chargeback period (refer to Note 3).

Revenue from the sale of marketing leads is recognized when the leads have been provided to the customer and collectability is reasonably assured.

Software license revenue is recognized when a license agreement has been executed, delivery has occurred, fees are fixed and determinable, and collection of the resulting receivable is deemed probable. Revenue from consulting and training services is recognized as services are performed.

Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high credit quality financial institutions, but occasionally may maintain cash balances in excess of the FDIC-insured limits. The amount on deposit at June 30, 2013 and 2012 did not exceed federally insured limits of $250,000.

For the period ended June 30, 2013 approximately $2,824,000 representing approximately 62% of sales was comprised of commission revenues from one (1) contracted third-party insurance carrier administrator. Accounts receivable from the same contracted third-party insurance carrier administrator was approximately $435,000 representing approximately 96% of accounts receivable outstanding as of June 30, 2013.

For the period ended June 30, 2012 approximately $2,908,000 representing approximately 67% of sales was comprised of commission revenues from one (1) contracted third-party insurance carrier administrator. Accounts receivable from the same contracted third-party insurance carrier administrator was approximately $414,000 representing approximately 87% of accounts receivable outstanding as of June 30, 2012.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Accounts Receivable

Accounts receivable consist primarily of commission revenue due to the Company from contracted insurance carriers and a contracted third-party insurance carrier administrator. Commission revenue is usually collected within two weeks from the date an insurance policy is sold. The Company has not experienced any credit losses from accounts receivable and has not recognized a provision for uncollectible accounts receivable. As of June 30, 2013 and 2012, amounts included in accounts receivable are current.

Property and Equipment

The Company records property and equipment at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 2 to 7 years. Depreciation of leasehold improvements is computed using the straight-line method over the life of the asset or the lease term, whichever is shorter. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are included in operations in the year of disposition.

Impairment of Long-Lived Assets

The Company reviews long-lived tangible and intangible assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is recognized if the sum of the undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value. When an impairment loss is recognized, the asset’s carrying value is reduced to its estimated fair value. No impairments were recognized for years ended June 30, 2013 and 2012.

Income Taxes

The shareholders of the Companies have elected for the Companies to be taxed as an S Corporation under the Internal Revenue Code (“IRS”). Stockholders of an S corporation are taxed on their proportional share of the corporate taxable income. Therefore, these combined financial statements contain no provision or liability for corporate income taxes.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. The Company has no liabilities for uncertain tax positions at June 30, 2013 and 2012. The Company continually evaluates expiring statutes of limitations, changes in tax laws and new authoritative rulings.

Marketing Costs

Marketing costs consist of sales leads which the Company expenses as they are incurred. (Refer to Note 3).

Date of Management’s Review

The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements. The accompanying combined financial statements consider events through September 30, 2013 which is the date these financial statements were available to be issued.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2013 and 2012 consist of the following:

	2013	2012

Leasehold improvements	$33,803	$33,803
Office equipment	55,863	50,898
Computer equipment	82,000	76,234
Furniture and fixtures	22,544	22,544

	194,210	183,479

Less: accumulated depreciation	(64,677)	(39,470)

	$129,533	$144,009

NOTE 4 – SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs when technological feasibility is established, until the point where the product is available for general release to customers. Software development costs incurred prior to technological feasibility are considered R&D costs, and are expensed as incurred. Net capitalized software costs are recorded at cost and are amortized using the straight line method over the estimated useful life of the software – generally five years. Amortization of the capitalized costs commence once the products were available for general release to customers. For the period ended June 30, 2013 and 2012, amortization of software development costs was approximately $10,500, respectively.

NOTE 5 – INTANGIBLE ASSET

Intangible asset consists of a customer list purchased for $25,000 during the period ended June 30, 2012. The cost of the customer list is being amortized over the estimated useful life of 5 years on a straight line basis. Amortization expense for the period ended June 30, 2013 and June 20, 2012 was $2,500 and $833, respectively.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 – INVESTOR ADVANCE

In April 2013 and July 2013, the Company received cash payments of $1,000,000 and $500,000, respectively, from Health Plan Intermediaries Holdings, LLC, a subsidiary of Health Insurance Innovations, Inc. (collectively referred to as “HII”). The Company had entered into a letter of intent for HII to acquire the equity of the Company, and these payments were considered part of the cash consideration from HII due upon closing. In the event that the acquisition did not transpire, these payments were to be considered advanced commission payments. The acquisition was completed on July 17, 2013, and, as such, as of June 30, 2013, these payments were considered an investor advance on the accompanying combined balance sheets. See Note 9 for further discussion of the acquisition.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company leases office space under a non-cancelable operating lease from a third party that expires on January 31, 2014. The lease provides for minimum monthly lease payments, in addition to a pro-rata share of common area maintenance and taxes. Total rent expense for the period ended June 30, 2013 and 2012 was approximately $70,000 and $55,000, respectively. Pursuant to the provision of a 2011 lease amendment, the landlord has agreed to waive payment of a $35,000 lease obligation in arrears, included in accounts payable and accrued expenses in the accompanying combined balance sheets, upon full performance of the current lease.

NOTE 8 – SUBSEQUENT EVENT

On July 17, 2013, the owners of the Company (the “Owners”) consummated a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which HII acquired from the Owners all of the outstanding equity of the Company for a cash payment of $10.0 million plus $6.5 million of contingent consideration described below.

The Owners may receive contingent cash consideration as noted above under an adjustable promissory note with an initial face amount of $2.75 million, due on June 30, 2015 bearing an interest rate of 5%, payments of which are guaranteed by HII. Based upon the level of commission revenue attained by the acquired business operations between July 1, 2013 and June 30, 2015, the principal amount may be decreased if such commission revenue does not increase to a minimum threshold that the parties established (the “Threshold”) based upon actual commission revenues during the calendar year ended December 31, 2012. Alternatively, in the event growth in commission revenue increases above the Threshold, the note’s principal amount may be increased to allow the Owners to share a portion of the commission growth above the Threshold. The Owners and HII also entered into agreements providing for equity earn-out consideration whereby the Owners have contingent rights to receive up to $3.75 million based on the achievement of certain performance and financial targets over the three years following the closing. To the extent that such targets are achieved, such earn-out consideration will be paid in HII’s Class A common stock. The stock price used to determine the number of shares to be issued in connection with such earn-out consideration will be determined at the end of the respective performance periods.

In connection with the Purchase Agreement, on July 17, 2013, the Owners also entered into employment agreements with HII.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

TABLE OF CONTENTS

Independent Auditors’ Report	1 – 2

Financial Statements:

Combined Balance Sheets	3

Combined Statements of Operations	4

Combined Statements of Changes in Stockholders’ Equity	5

Combined Statements of Cash Flows	6

Notes to Combined Financial Statements	7 – 12

Supplementary Information:

Combining Balance Sheets	13 – 14

Combining Statements of Operations	15 – 16

[Letterhead of DaszkalBolton LLP]

INDEPENDENT AUDITORS’ REPORT

To the Stockholders

Sunrise Health Plans, Inc. and Affiliates

Plantation, Florida

We have audited the accompanying combined financial statements of Sunrise Health Plans, Inc. (a Florida corporation) and Affiliates, which comprise the combined financial balance sheets as of December 31, 2012 and 2011, and the related combined statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Health Plans, Inc. and Affiliates as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

[DaszkalBolton LLP footer]

Report on Combining Information

Our audits were conducted for the purpose of forming an opinion on the combined financial statements as a whole. The combining information in supplementary schedules is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies, and it is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the combining information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ DaszkalBolton LLP

Fort Lauderdale, Florida

April 12, 2013

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
Current assets:
Cash	$181,188	$207,980
Accounts receivable	413,635	382,436
Prepaid expenses and other current assets	13,065	33,663

Total current assets	607,888	624,079

Property and equipment, net	137,774	121,803

Other assets:
Software development costs, net	85,104	106,380
Marketing sales leads, net	506,660	337,970
Intangible asset, net	21,667	—

Total other assets	613,431	444,350

Total assets	$1,359,093	$1,190,232

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$194,719	$231,146
Deferred commission revenue	355,149	169,680

Total current liabilities	549,868	400,826

Commitments and contingencies

Stockholders’ equity:
Common stock, no par value, 100,001,100 shares authorized, issued and outstanding	29,822	29,822
Paid in capital	63,010	38,239
Retained earnings	716,393	721,345

Total stockholders’ equity	809,225	789,406

Total liabilities and stockholders’ equity	$1,359,093	$1,190,232

The accompanying notes are an integral part of these combined financial statements.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 and 2011

	2012	2011
Net sales	$9,568,056	$6,651,574

Cost of sales:
Agent compliance costs	61,483	59,738
Commission expense	718,618	396,941
Marketing sales leads	1,430,856	1,192,908

Total cost of sales	2,210,957	1,649,587

Gross profit	7,357,099	5,001,987

Operating expenses:
Rent	134,885	73,244
Depreciation	22,837	11,249
Amortization	24,609	—
Computer and hosting expenses	116,708	119,298
Telephone	154,069	155,393
Professional fees	133,121	248,272
General and administrative	210,391	254,960
Management fees	3,831,921	1,459,558
Payroll and related expenses	2,408,010	1,928,140

Total operating expenses	7,036,551	4,250,114

Operating income	320,548	751,873

Net income	$320,548	$751,873

The accompanying notes are an integral part of these combined financial statements.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2012 and 2011

	Common Stock			Retained
	Shares	Stated Value	Paid-In-Capital	Earnings	Total

Balance, December 31, 2010	100,000,100	25,000	38,239	(30,528)	32,711

Common stock issued	1,000	4,822	—	—	4,822

Net income	—	—	—	751,873	751,873

Balance, December 31, 2011	100,001,100	29,822	38,239	721,345	789,406

Stockholder contributions	—	—	24,771	—	24,771

Stockholder distributions	—	—	—	(325,500)	(325,500)

Net income	—	—	—	320,548	320,548

Balance, December 31, 2012	100,001,100	29,822	$63,010	$716,393	$809,225

The accompanying notes are an integral part of these combined financial statements.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012 and 2011

	2012	2011
Cash Flows From Operating Activities
Net income	$320,548	$751,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	245,992	84,344
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(31,199)	(163,180)
Prepaid expenses and other current assets	20,598	(33,663)
Marketing sales leads	(367,236)	(411,065)
Increase (decrease) in:
Accounts payable and accrued expenses	(36,427)	56,760
Deferred commission revenue	185,469	80,293

Net cash provided by operating activities	337,745	365,362

Cash Flows From Investing Activities:
Purchases of property and equipment	(38,808)	(121,068)
Software development costs	—	(106,380)
Purchases of customer lists	(25,000)	—

Net cash used in investing activities	(63,808)	(227,448)

Cash Flows From Financing Activities:
Stockholders contributions	24,771	4,822
Stockholders distributions	(325,500)	—

Net cash (used in) provided by financing activities	(300,729)	4,822

Net (decrease) increase in cash	(26,792)	142,736

Cash, beginning of year	207,980	65,244

Cash, end of year	$181,188	$207,980

The accompanying notes are an integral part of these combined financial statements.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Sunrise Health Plans, Inc. and Affiliates consists of 3 separate legal entities which include Sunrise Health Plans, Inc., Sunrise Group Marketing, Inc. and Secured Software Solutions, Inc. (collectively, the “Company” or “Companies”). Sunrise Health Plans, Inc. markets and sells health, dental and life insurance products as an authorized agent of the contracted insurance carrier companies. The policies sold to its customers are underwritten by the contracted insurance carrier companies and Sunrise Health Plans, Inc. assumes no underwriting or insurance risk. Sunrise Group Marketing, Inc. primarily purchases and resells marketing sales leads to customers in the telemarketing and call center industry. Secured Software Solutions, Inc. licenses software internally designed and developed specific to the telemarketing and call center industry. The Companies are managed and controlled by identical parties, have similar majority ownership and conduct all of its administrative affairs from the same office location in Plantation, Florida. Accordingly, the financial statements of the Company are presented on a combined basis.

Sunrise Health Plans, Inc. was incorporated in the State of Florida on January 26, 2009 and has 100,000,000 authorized, issued and outstanding no par value common shares with equal voting rights. Sunrise Group Marketing, Inc. was incorporated in the State of Florida on May 26, 2010 as Sunrise Vacations, Inc. which was amended and changed to Sunrise Group Marketing, Inc. on August 25, 2010. Sunrise Group Marketing, Inc. has 1,000 authorized, issued and outstanding no par value common shares with equal voting rights. Secured Software Solutions, Inc. was incorporated in the State of Florida on January 5, 2011 and has 100 authorized, issued and outstanding no par value common shares with equal voting rights.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The combined financial statements include the financial position, results of operation, changes in stockholders’ equity and cash flows for the entities described in Note 1. All significant transactions and balances among the individual entities are eliminated in the combined financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates include, among other items, assessing the collectability of receivables, useful lives and recoverability of both tangible and intangible assets, the adequacy of the provision for contingent liabilities and the reported amounts of revenues and expenses during the reporting periods. Some of these estimates can be subjective and complex and, consequently, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company has no cash equivalents at December 31, 2012 and 2011.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash, accounts receivable and short-term payables. The Company believes that the carrying amounts approximate fair value, due to their short-term maturities.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Revenue recognition

The Company’s revenue consists of commissions earned for the sale of insurance policies, the sale of marketing leads and revenue from the licensing of the Company’s internally developed software.

Commissions are recognized when the purchase of the insurance policy has been internally verified and submitted to the insurance carrier, which usually occurs at the time of the sale. The Company does not collect any insurance premiums. All premiums are paid by the insured parties directly to the insurance carrier. The Company does not have any underwriting or insurance risk. Commission rates earned are agreed upon in advance with the respective insurance carrier and vary by carrier and the type of policy. Certain insurance policies sold have a “chargeback” period which contractually requires the Company to refund commission amounts to the insurance carrier if a policy is cancelled during the chargeback period, which usually ranges between six (6) to nine (9) months. Revenues for policies with a chargeback period are recognized net of an allowance for policies expected to be canceled during the chargeback period. The allowance is estimated using historical results and therefore actual results could differ materially. As of December 31, 2012 and 2011, the allowance for estimated cancellations was $355,149 and $169,680, respectively, and is included under “deferred commission revenue” in the accompanying combined balance sheets.

Revenue from the sale of marketing leads is recognized when the leads have been provided to the customer and collectability is reasonably assured.

Software license revenue is recognized when a license agreement has been executed, delivery has occurred, fees are fixed and determinable, and collection of the resulting receivable is deemed probable. Revenue from consulting and training services is recognized as services are performed.

Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high credit quality financial institutions, but occasionally may maintain cash balances in excess of the FDIC-insured limits. The amount on deposit at December 31, 2012 and 2011 did not exceed federally insured limits of $250,000.

For the year ended December 31, 2012 approximately $5,609,000 representing approximately 59 % of sales was comprised of commission revenues from one (1) contracted third-party insurance carrier administrator. Accounts receivable from the same contracted third-party insurance carrier administrator was approximately $375,000 representing approximately 91% of accounts receivable outstanding as of December 31, 2012.

For the year ended December 31, 2011 approximately 4,171,000 and $1,216,681 representing approximately 63% and 18%, respectively, of sales were comprised of commission revenues from one (1) contracted third-party insurance carrier administrator and one (1) contracted insurance carrier. Accounts receivable from the same contracted third-party insurance carrier administrator and contracted insurance carrier was approximately $334,000 and $6,000, respectively, representing approximately 87% and 2%, respectively, of total accounts receivable outstanding as of December 31, 2011, respectively.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Accounts Receivable

Accounts receivable consist primarily of commission revenue due to the Company from contracted insurance carriers and a contracted third-party insurance carrier administrator. Commission revenue is usually collected within two weeks from the date an insurance policy is sold. The Company has not experienced any credit losses from accounts receivable and has not recognized a provision for uncollectible accounts receivable. As of December 31, 2012 and 2011, amounts included in accounts receivable are current.

Property and Equipment

The Company records property and equipment at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 2 to 7 years. Depreciation of leasehold improvements is computed using the straight-line method over the life of the asset or the lease term, whichever is shorter. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are included in operations in the year of disposition.

Impairment of Long-Lived Assets

The Company reviews long-lived tangible and intangible assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is recognized if the sum of the undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value. When an impairment loss is recognized, the asset’s carrying value is reduced to its estimated fair value. No impairments were recognized for years ended December 31, 2012 and 2011.

Income Taxes

The shareholders of the Companies have elected for the Companies to be taxed as an S Corporation under the Internal Revenue Code (“IRS”). Stockholders of an S corporation are taxed on their proportional share of the corporate taxable income. Therefore, these combined financial statements contain no provision or liability for corporate income taxes.

The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. The Company has no liabilities for uncertain tax positions at December 31, 2012 and 2011. The Company continually evaluates expiring statutes of limitations, changes in tax laws and new authoritative rulings.

Marketing costs

The Company purchases sales leads which are capitalized and amortized to marketing sales leads and included in costs of sales. The costs of the sales leads are amortized using the following accelerated method: 70% in the month the sales leads are purchased, and the remaining 30% is amortized over 36 months commencing in the month the sales leads are purchased. The Company’s ability to realize the value of these assets is evaluated periodically by comparing the carrying value of the assets to the probable remaining future net cash flows expected to result from sales to customers directly from such sales leads or the actual sale of the leads to non-related call centers or telemarketers. Total marketing sales leads expense incurred and expensed, including amortization of the sales leads, for the years ended December 31, 2012 and 2011 was $1,430,856 and $1,192,908, respectively.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Date of Management’s Review

The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements. The accompanying combined financial statements consider events through April 12, 2013 which is the date these financial statements were available to be issued.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2012 and 2011 consist of the following:

	2012	2011

Leasehold improvements	$33,803	$33,803
Office equipment	53,326	39,040
Computer equipment	80,113	61,321
Furniture and fixtures	22,544	16,814

	189,786	150,978

Less: accumulated depreciation	(52,012)	(29,175)

	$137,774	$121,803

Depreciation expense for the year ended December 31, 2012 and 2011 amounted to approximately $23,000 and $11,000, respectively.

NOTE 4 – SOFTWARE DEVELOPMENT COSTS

The Company has capitalized certain software development costs totaling approximately $106,000 during the year ended December 31, 2011.

The Company capitalizes software development costs when technological feasibility is established, until the point where the product is available for general release to customers. Software development costs incurred prior to technological feasibility are considered R&D costs, and are expensed as incurred. Net capitalized software costs are recorded at cost and are amortized using the straight line method over the estimated useful life of the software – generally five years. Amortization of the capitalized costs commence once the products were available for general release to customers. For the years ended December 31, 2012 and 2011, amortization of software development costs was approximately $21,000 and $0, respectively.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – MARKETING SALES LEADS

The Company recorded the following activity related to capitalized marketing sales leads expense:

	2012	2011

Balance at beginning of the year	$337,970	$—
Amounts capitalized during the year	367,236	411,065
Amounts amortized during the year	(198,546)	(73,095)

Balance at end of the year	$506,660	$337,970

NOTE 6 – INTANGIBLE ASSET

Intangible asset consists of a customer list purchased for $25,000 during the year ended December 31, 2012. The cost of the customer list is being amortized over the estimated useful life of 5 years on a straight line basis. Future amortization expense of the customer list at December 31, 2012 is expected to be as follows:

Year Ending December 31,

2013	$5,000
2014	5,000
2015	5,000
2016	5,000
2017	1,667

$21,667

Amortization expense for the year ended December 31, 2012 was $3,333.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company entered into an informal management agreement with the Company’s shareholders, whereby the Company pays the shareholders for management services rendered on behalf of the Company. For the years ended December 31, 2012 and 2011, the management fees were approximately $3,832,000 and $1,460,000, respectively.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company leases office space under a non-cancelable operating lease from a third party that expires on January 31, 2014. The lease provides for minimum monthly lease payments, in addition to a pro-rata share of common area maintenance and taxes. Total rent expense for the years ended December 31, 2012 and 2011 was approximately $135,000 and $73,000, respectively. Pursuant to the provision of a 2011 lease amendment, the landlord has agreed to waive payment of a $35,000 lease obligation in arrears, included in accounts payable and accrued expenses in the accompanying combined balance sheets, upon full performance of the current lease.

Minimum lease payments under the operating lease are as follows:

Year Ending December 31,

2013	$118,862
2014	9,905

$128,767

SUPPLEMENTARY INFORMATION

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINING BALANCE SHEETS

DECEMBER 31, 2012

	Sunrise Health	Sunrise Group	Secured Software
	Plans, Inc.	Marketing, Inc.	Solutions, Inc.	Eliminations	Combined
ASSETS

Current assets:
Cash	$97,621	$79,236	$4,331	$—	$181,188
Accounts receivable	382,455	9,034	22,146	—	413,635
Prepaid expenses and other current assets	13,065	—	—	—	13,065

Total current assets	493,141	88,270	26,477	—	607,888

Property and equipment, net	137,774	—	—	—	137,774

Other assets:
Software development costs, net	—	—	85,104	—	85,104
Marketing sales leads, net	—	506,660	—	—	506,660
Intangible asset, net	21,667	—	—	—	21,667
Due from affiliates	1,061,959	114,500	—	(1,176,459)	—

Total other assets	1,083,626	621,160	85,104	(1,176,459)	613,431

Total assets	$1,714,541	$709,430	$111,581	$(1,176,459)	$1,359,093

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$190,879	$3,840	$—	$—	$194,719
Deferred commission revenue	355,149	—	—	—	355,149

Total current liabilities	546,028	3,840	—	—	549,868

Due to affiliates	111,500	959,237	105,722	(1,176,459)	—

Commitments and contingencies

Stockholders’ equity:
Common stock, no par value, 100,001,100 shares authorized, issued and outstanding	25,000	4,822	—	—	29,822
Paid-in capital	38,239	—	24,771	—	63,010
Retained earnings (accumulated deficit)	993,774	(258,469)	(18,912)	—	716,393
Total stockholders’ equity	1,057,013	(253,647)	5,859	—	809,225

Total liabilities and stockholders’ equity	$1,714,541	$709,430	$111,581	$(1,176,459)	$1,359,093

See independent auditors’ report on additional information.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINING BALANCE SHEETS

DECEMBER 31, 2011

	Sunrise Health	Sunrise Group	Secured Software
	Plans, Inc.	Marketing, Inc.	Solutions, Inc.	Eliminations	Combined
ASSETS

Current assets:
Cash	$150,980	$52,280	$4,720	$—	$207,980
Accounts receivable	378,836	3,600	—	—	382,436
Prepaid expenses and other current assets	33,663	—	—	—	33,663

Total current assets	563,479	55,880	4,720	—	624,079

Property and equipment, net	121,803	—	—	—	121,803

Other assets:
Software development costs	—	—	106,380	—	106,380
Marketing sales leads, net	—	337,970	—	—	337,970
Due from affiliates	509,381	3,000	—	(512,381)	—

Total other assets	509,381	340,970	106,380	(512,381)	444,350

Total assets	$1,194,663	$396,850	$111,100	$(512,381)	$1,190,232

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$226,896	$4,000	$250	$—	$231,146
Deferred commission revenue	169,680	—	—	—	169,680

Total current liabilities	396,576	4,000	250	—	400,826

Due to affiliates	—	411,065	101,316	(512,381)	—

Commitments and contingencies

Stockholders’ equity:
Common stock, no par value, 100,001,100 shares authorized, issued and outstanding	25,000	4,822	—	—	29,822
Paid-in capital	38,239	—	—	—	38,239
Retained earnings (accumulated deficit)	734,848	(23,037)	9,534	—	721,345

Total stockholders’ equity	798,087	(18,215)	9,534	—	789,406

Total liabilities and stockholders’ equity	$1,194,663	$396,850	$111,100	$(512,381)	$1,190,232

See independent auditors’ report on additional information.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINING STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Sunrise Health	Sunrise Group	Secured Software
	Plans, Inc.	Marketing, Inc.	Solutions, Inc.	Eliminations	Combined

Net sales	$8,665,976	$574,918	$327,162	$—	$9,568,056

Cost of sales:
Agent compliance costs	60,373	1,110	—	—	61,483
Commission expense	718,618	—	—	—	718,618
Marketing sales leads	947,330	483,526	—	—	1,430,856

Total cost of sales	1,726,321	484,636	—	—	2,210,957

Gross profit	6,939,655	90,282	327,162	—	7,357,099

Operating expenses:
Rent	134,885	—	—	—	134,885
Depreciation	22,837	—	—	—	22,837
Amortization	3,333	—	21,276	—	24,609
Computer and hosting expenses	114,735	469	1,504	—	116,708
Telephone	154,069	—	—	—	154,069
Professional fees	131,871	500	750	—	133,121
General and administrative	182,287	27,276	828	—	210,391
Management fees	3,634,132	197,789	—	—	3,831,921
Payroll and related expenses	2,302,582	99,678	5,750	—	2,408,010

Total operating expenses	6,680,731	325,712	30,108	—	7,036,551

Operating income (loss)	258,924	(235,430)	297,054	—	320,548

Net income (loss)	$258,924	$(235,430)	$297,054	$—	$320,548

See independent auditors’ report on additional information.

SUNRISE HEALTH PLANS, INC. AND AFFILIATES

COMBINING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	Sunrise Health	Sunrise Group	Secured Software
	Plans, Inc.	Marketing, Inc.	Solutions, Inc.	Eliminations	Combined

Net sales	$6,015,658	$602,181	$33,735	$—	$6,651,574

Cost of sales:
Agent compliance costs	59,738	—	—	—	59,738
Commission expense	396,941	—	—	—	396,941
Marketing sales leads	967,638	225,270	—	—	1,192,908

Total cost of sales	1,424,317	225,270	—	—	1,649,587

Gross profit	4,591,341	376,911	33,735	—	5,001,987

Operating expenses:
Rent	73,164	80	—	—	73,244
Depreciation	11,249	—	—	—	11,249
Amortization	—	—	—	—	—
Computer and hosting expenses	111,730	—	7,568	—	119,298
Telephone	154,793	—	600	—	155,393
Professional fees	240,912	—	7,360	—	248,272
General and administrative	235,466	19,141	353	—	254,960
Management fees	1,086,383	364,925	8,250	—	1,459,558
Payroll and related expenses	1,912,338	15,802	—	—	1,928,140

Total operating expenses	3,826,035	399,948	24,131	—	4,250,114

Operating income (loss)	765,306	(23,037)	9,604	—	751,873

Net income (loss)	$765,306	$(23,037)	$9,604	$—	$751,873

See independent auditors’ report on additional information.